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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-86257


Supplement, Dated February 10, 2000, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholders are added to the list of selling securityholders in the prospectus:


                                                 Number of Depositary Shares
                                                 ---------------------------
Name of Selling Securityholder                       Owned        Offered
-----------------------------------------------  -------------  ------------

Donaldson, Lufkin & Jenrette Securities Corp.           40,000        40,000
Salomon Smith Barney Inc.                              125,100       125,100

Donaldson, Lufkin & Jenrette Securities Corp. and Salomon Smith Barney Inc. were initial purchasers in the June 1999 private placement offering through which the selling securityholders acquired their shares, resulting in material relationships between us and the initial purchasers.